Exhibit 99.2

Board of Directors

Novatel Wireless, Inc.

9645 Scranton Road, Suite 205

San Diego, CA 92121

October 23, 2006

To the Board of Directors of

Novatel Wireless, Inc. (the “Company”):

Re: Resignation as Chief Executive Officer of the Company

I am hereby informing you of my decision to resign in my capacity as Chief Executive Officer of Novatel Wireless, Inc., to become effective at the close of business on Friday, November 17, 2006.

I want to thank each of you for all your support, expressions of confidence, and kind words over the last several weeks encouraging me to continue to lead the Company into the future as Chief Executive Officer. Nevertheless, I believe this is the right decision for me.

I also very much appreciate the confidence of the Board in electing me as Executive Chairman of the Board of Directors, and look forward to continuing to serve the Company in that capacity.

Please note that I am not resigning in my capacity as a member of the Board of Directors of the Company, and I look forward to serving the Company as both Executive Chairman and a director.

Very truly yours,

/s/ Peter V. Leparulo
Peter V. Leparulo